Exhibit 21.1

Subsidiaries of Aetna Inc.
Listed below are subsidiaries of Aetna Inc. at December 31, 2008 with their jurisdictions of organization shown in parentheses.  Subsidiaries excluded from the list below would not, in the aggregate, constitute a “significant subsidiary” of Aetna Inc., as that term is defined in Rule 1-02(w) of Regulation S-X.

• Aetna Health Holdings, LLC (Delaware)

o Aetna Health Inc. (Arizona)
o Aetna Health of California Inc. (California)
o Aetna Health Inc. (Colorado)
o Aetna Health Inc. (Connecticut)
o Aetna Health Inc. (Delaware)
o Aetna Health Inc. (Florida)
o Aetna Health Inc. (Georgia)
o Aetna Health of Illinois Inc. (Illinois)
o Aetna Health Inc. (Maryland)
o Aetna Health Inc. (Michigan)
o Aetna Health Inc. (Missouri)
o Aetna Health Inc. (New Jersey)
o Aetna Health Inc. (New York)
o Aetna Health of the Carolinas Inc. (North Carolina)
o Aetna Health Inc. (Oklahoma)
o Aetna Health Inc. (Pennsylvania)
o Aetna Health Inc. (Tennessee)
o Aetna Health Inc. (Texas)
o AET Health Care Plan, Inc. (Texas)
o Aetna Family Plans of Georgia Inc. (Georgia)
o Aetna Dental of California Inc. (California)
o Aetna Dental Inc. (New Jersey)
o Aetna Dental Inc. (Texas)
o Aetna RX Home Delivery, LLC (Delaware)
o Aetna Health Management, LLC (Delaware)
o NYLCare Health Plans, Inc. (Delaware)
- Aetna Health Inc. (Washington)
- Aetna Health Inc. (Maine)
o Chickering Claims Administrators, Inc. (Massachusetts)
o Aetna Specialty Pharmacy, LLC (Delaware)
o AET Health Care Plan of California, Inc. (California)

oCofinity, Inc. (Delaware)
o@ Credentials Inc. (Delaware)
oStrategic Resource Company (South Carolina)
oChickering Benefit Planning Insurance Agency, Inc. (Massachusetts)
oAetna Better Health Inc. (Pennsylvania)
oAetna Better Health Inc. (Connecticut)
oSchaller Anderson, Incorporated (Arizona)
- Schaller Anderson of Arizona, L.L.C. (Arizona)
- Schaller Anderson Healthcare, L.L.C. (Arizona)
- Schaller Anderson Medical Administrators, Incorporated (Delaware)
- Schaller Anderson of Missouri, L.L.C. (Missouri)
- Missouri Care, Incorporated (Missouri)
- Schaller Anderson of Maryland, L.L.C. (Maryland)
- Schaller Anderson of California, L.L.C. (California)
- Schaller Anderson of Tennessee, L.L.C. (Tennessee)
- Schaller Anderson of Texas Management, L.L.C. (Texas)

- Schaller Anderson Behavioral Health, Incorporated (Arizona)
♦SABH of Arizona, Incorporated (Arizona)
- Delaware Physicians Care, Incorporated (Delaware)
- Delaware Physicians Care-Medicare, Incorporated (Delaware)
- Schaller Anderson of Delaware, Incorporated (Delaware)
- Schaller Anderson of Texas, L.P. (Texas)

• Aetna Life Insurance Company (Connecticut)
o AHP Holdings, Inc. (Connecticut)
- Aetna Insurance Company of Connecticut (Connecticut)
- AE Fourteen, Incorporated (Connecticut)
- Aetna Life Assignment Company (Connecticut)
- Aetna/Area Corporation (Connecticut)
o PE Holdings, LLC (Connecticut)
o Tanker Six, LLC (Delaware)
o Azalea Mall, L.L.C. (Delaware)
o BPC Equity, Inc. (Delaware)
o Canal Place, LLC (Delaware)
o Aetna Ventures, LLC (Delaware)
o Aetna Government Health Plans, LLC (Delaware)
o Broadspire National Services, Inc. (Florida)

• Aetna Financial Holdings, LLC (Delaware)
o Aetna Behavioral Health of Delaware, LLC (Delaware)
o Aetna Health Information Solutions, Inc. (Delaware)
o Aetna Asset Advisors, LLC (Delaware)
o U.S. Healthcare Properties, Inc. (Pennsylvania)
o Integrated Pharmacy Solutions, Inc. (Florida)
o Aetna Capital Management, LLC (Delaware)
- Aetna Partners Diversified Fund, LLC (Delaware)
- Aetna Partners Diversified Fund (Cayman), Limited (Cayman)
o Aetna Workers’ Comp Access, LLC (Delaware)
o Aetna Behavioral Health, LLC (Delaware)
o Managed Care Coordinators, Inc. (Delaware)
o Aetna Integrated Informatics, Inc. (Pennsylvania)
o Aetna Provider Solutions, LLC (Delaware)
• Aetna Health and Life Insurance Company (Connecticut)

• Aetna Health Insurance Company (Pennsylvania)
• Aetna Health Insurance Company of New York (New York)
• Aetna Risk Indemnity Company Limited (Bermuda)

• Aelan Inc. (Connecticut)
o Aetna Life & Casualty (Bermuda) Limited (Bermuda)
o Aetna Global Benefits (UK) Limited (England and Wales)
o Aetna Health Services (UK) Limited (England and Wales)
o Goodhealth Worldwide (Bermuda) Limited (Bermuda)
- Goodhealth Worldwide (Global) Limited (Bermuda)
- Goodhealth Worldwide (Europe) Limited (England and Wales)
- Goodhealth Worldwide (Asia Pacific) Limited (Hong Kong)
- Goodhealth Worldwide (Asia) Limited (Hong Kong)
- GWL (UK) Limited (England and Wales)
- Goodhealth Worldwide Limited (DIFC) (DIFC-UAE)
- Goodhealth Worldwide Management FZ-LLC (DOZ-UAE)
o Aetna Health Insurance Company of Europe Limited (Ireland)
o Goodhealth Worldwide Administrators Inc. (Florida)

• AUSHC Holdings, Inc. (Connecticut) o PHPSNE Parent Corporation (Delaware)
• Active Health Management, Inc. (Delaware)

o Health Cost Consultants, Inc. (Delaware) o Health Data & Management Solutions, Inc. (Delaware)
• Aetna Criterion Communications, Inc. (Delaware)
• ASI Wings, L.L.C. (Delaware)
• Luettgens Limited (Connecticut)